Exhibit 99.2

Q4 2008 Earnings Call: Financial Highlights February 9, 2009

Veeco Business Snapshot

	LED & Solar Process Equipment 	Data Storage Process Equipment 	Metrology 
Core Technologies	MOCVD, MBE, CIGS Sources, CIGS Web Coaters	Ion Beam Etch & Deposition, DLC, PVD, Saws & Lappers	Atomic Force Microscopes, Stylus & Optical Profilers
2008 Revenue	**$166M**	**$149M**	**$128M**
Veeco Market Position	#1 or #2	#1 equipment supplier for TFMH manufacturing	#1 or #2 - large share in all products
Multi-Year End Market Growth Rate*	>20% LED ~50% Solar	5%	3-10%

**Sources: Strategies Unlimited, Canaccord, IDC, SDI, NSF, Veeco Estimates*

2
©2009 Veeco Instruments Inc
020909 Investor Slides

2008 Financial Results Revenue up 10% to $443M LED and Solar revenue up 43% OPEX flat EBITA increased 163% from $11M to $28M Significantly improved balance sheet: generated cash and paid down debt Met Street guidance every quarter LED & Solar Process Equipment Data Storage Process Equipment Metrology (37%) (34%) (29%) LED & Solar Becomes Largest Veeco Business in 2008 ($M) $128 $166 $149

2008: Refocused Company and Drove Improved Performance Increased growth & profit in “green” equipment business (LED & Solar) Secured key new customers for MOCVD with K465 Realigned R&D spend: LED & Solar up 38% Grew “Solar” revenues to >$40M in 2008 (CIGS and CPV) Realigned Data Storage Business Consolidated overhead and locations; increased outsourcing Remained aligned with customers on key technology requirements Refocused Metrology business with new leadership to execute operational turnaround Strengthened organization and increased effectiveness across the Company Better product development programs Improved manufacturing efficiency: supply chain management, outsourcing initiatives Strengthened sales channel

Met Q4 and Full-Year 2008 Guidance: Grew Revenues, Gross Margins & Profitability *Note: See press release for detailed charges and GAAP reconciliation Q4 impairment charge necessitated by difficult market conditions $0.17 $0.51 $0.07 $0.11 Non-GAAP EPS* +163% 10.8 28.5 +51% 4.1 6.2 EBITA* (17.4) (71.1) (9.4) (72.0) Net Loss* +12% 162.3 181.0 +8% 40.5 43.6 Gross Profit* 41% 424.4 442.8 2008 +2pts -23% +3% Change +1pt 40% 38% 40% Gross Margin* -6% 451.6 114.9 88.5 Orders +10% 402.5 106.8 110.3 Revenue Change 2007 Q4 ’07 Q4 ’08 ($M except EPS)

Market Conditions Weaken End Market Conditions: LED & Solar: Q4 bookings better than expected...$44M included multi-system orders for LED & Solar...but outlook weak for new orders Data Storage: customers have frozen CAPEX; Q4 bookings of $14M included no system orders... some “technology buy” opportunities exist Metrology: Relatively stable environment for industrial and research market products, Q4 bookings flat at $31M... weak conditions continue in data storage and semiconductor LED & Data Storage customers push-out $30M of revenue from Q109...nearly half of $147M backlog currently forecasted for 2H09 revenue Q1 Guidance: Q109 Orders expected to be weaker than Q408 Q109 Revenue Guidance: $60-70M non-GAAP EPS ($0.25)-($0.17) Restructuring program implemented to significantly lower Company breakeven

Significantly Improved Balance Sheet in 2008 Retired $25M notes due 12/08 Repurchased $12.2M due 4/12 at very favorable pricing Q2 acquisition of Mill Lane, initial purchase price $11M Generated significant cash in 2008 - $19M free cash flow in Q4 alone Cash balance at year-end $104M...net debt now $5M Currently anticipate positive generation of cash in 2009 Balance of 12/31 220 200 143 105 96 53 26 5 0 50 100 150 200 250 2005 2006 2007 2008 ($M) Convertible Debt Net Debt

Restructuring Plan

Restructuring Goal: To Emerge from Downturn in a Position of Strength Increased Variable Cost percentage for better performance through industry cycles Simplified organizational structure and lower company breakeven point An improved balance sheet Excellent customer connectivity and relationships Aligned to customers’ technology roadmaps Driving R&D spend toward high growth markets Leading market positions in our core technologies TARGETED POSITION FOR MARKET RECOVERY

Restructuring Program To Lower Quarterly Breakeven to $80M Goal to Return to EBITA Profitability by Q409 26% reduction in force (340 employees) – 70% complete by end Q1’09 1318 employees as of 9/30/08 Remainder of impacted employees will exit Veeco by 12/31/09 aligned with manufacturing transitions End of year headcount targeted <1,000 Centralized supply chain and operational organizations (began ’08)...qualified key APAC critical component vendors...driving material cost reductions Reduce manufacturing sites from 8 to 4 by end 2009 Product development/R&D groups remain for core technologies Increase outsourcing: lower expenses & improve variable cost structure 2008 progress begins to pay-off: by end of 2009 >80% of Veeco’s PE systems will be outsourced MOVE TO AN ORGANIZATIONAL STRUCTURE THAT ENABLES NEAR-TERM RETURN TO PROFITABILITY AND 15% EBITA AFTER MARKET RECOVERY

Decrease number of individual Veeco business units (cuts G&A) 2009 Compensation Changes: Executive pay cuts Decreased Board of Director compensation Employee wage freezes Significantly cut discretionary spending: travel, IT,Telecom, operating supplies, MarCom, etc. Restructuring results annualized savings of >$36M: Approximately $20M reduction in manufacturing labor and overhead and service costs which are included in cost of goods sold $16M reduction in operating spending MOVE TO AN ORGANIZATIONAL STRUCTURE THAT ENABLES NEAR-TERM RETURN TO PROFITABILITY AND 15% EBITA AFTER MARKET RECOVERY Restructuring Program Continued

Targeted Manufacturing Organization



LED & Solar Sites
Data Storage Sites
Metrology
TODAY
MOCVD NJ
MBE & CIGS Sources MN
CIGS Web MA
Ion Beam NY
Ion Source CO
Slider CA
Separate Auto & Manual AFM CA
Optical AZ
Q4'09 Fully Outsourced manufacturing
MA Focus on prototypes i.e. only Move to outsource manufacturing
Q4'09 Products outsourced or moved to other Veeco sites
Q2'09 Outsourced to Asia
Centralize: Supply Chain Contract Man. Order Admin Services Org.
END 2009
MBE & CIGS Sources MN
Ion Beam Systems & Sources NY
Unified AFM Business CA
Optical AZ

Veeco

12 ©2009 Veeco Instruments Inc 020909 Investor Slides

Restructuring Program Drives Lower Breakeven in 2009 6-7% $35-36M 43-44% $90-100M “Modest Recovery” Quarter 15-17%* 0-1% (10) – (20)% 6% EBITA%* $35-36M $34-35M $33-34M $37M Operating Spending 45-46% 41-42% 33-36% 39.5% GM $110-120M $80M $60-70M $110M Revenue “End Market Recovery” Model Breakeven Quarter Q1 ’09 “Trough” Q4 ’08 *Note: Beginning in Q1’09 EBITA calculation will exclude equity-based compensation. Q4 08 EBITA exclusive of equity based compensation is 7%.

Aligning Veeco R&D to High Growth Market Opportunities Approx. End Market 5% 5% 3-10% LED 20% Solar 50% Growth Rate MAINTAIN COMMITMENT TO CUSTOMER ROADMAPS IN ALL MARKETS More than doubling R&D in LED & Solar 20% 20% 16% 44% 44% 23% 7% 26% 0% 10% 20% 30% 40% 50% Hard Disk Drives Semiconductor Chips Research & Industrial Market LED & Solar Devices Actual R&D Spending % by Mkt ’07 Forecasted R&D Spending % by Mkt ’09

Summary 15-17%* 7.2% EBITA%* $35-36M $39M Operating Spending 45-46% 41% GM $110-120M $116M Revenue “End Market Recovery” Model Q308 Actual Track record of solid-execution in challenging 2008 Swift action to restructure Veeco: Simpler, more cost effective structure New quarterly breakeven $80M Scalable operational model capable of delivering solid profitability Aligned to multi-year technology growth opportunities *Note: Beginning in Q1’09 EBITA calculation will exclude equity-based compensation. Q3 08 EBITA exclusive of equity based compensation is 8%.

Safe Harbor Statement To the extent that this presentation discusses expectations or otherwise make statements about the future, such statements are forward-looking and are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include the risk factors discussed in the Business Description and Management’s Discussion and Analysis sections of Veeco’s Annual Report on Form 10-K for the year ended December 31, 2007 and subsequent Quarterly Reports on Form 10-Q and current reports on Form 8-K. Veeco does not undertake any obligation to update any forward-looking statements to reflect future events or circumstances after the date of such statements. In addition, this presentation includes non-GAAP financial measures. For GAAP reconciliation, please refer to the reconciliation section in this presentation as well as Veeco’s financial press releases and 10-K and 10-Q filings available on www.veeco.com.

Back-Up and Reconciliation Slides

Income Statement (In thousands, except per share data) 31,020 31,347 31,128 31,500 Diluted weighted average shares outstanding 31,020 31,347 31,128 31,500 Weighted average shares outstanding ($0.56) ($2.27) ($0.30) ($2.29) Diluted net loss per common share ($0.56) ($2.27) ($0.30) ($2.29) Net loss per common share Loss per common share: ($17,359) ($71,063) ($9,374) ($72,009) Net loss (628) (230) (146) (30) Noncontrolling interest 3,651 1,892 161 (968) Income tax (benefit) provision (14,336) (69,401) (9,359) (73,007) Loss before income taxes and noncontrolling interest (738) (4,969) - (4,969) Gain on extinguishment of debt 3,013 3,812 757 899 Interest expense, net (12,061) (70,558) (8,602) (77,077) Operating loss (618) (668) (13) (77) Other income, net 1,068 73,322 1,068 73,037 Asset impairment charge 6,726 10,562 4,752 3,567 Restructuring expense 10,250 10,745 2,014 3,215 Amortization expense 61,174 60,353 14,833 15,180 Research and development expense 90,972 92,838 21,625 22,310 Selling, general and administrative expense Operating expenses: 157,511 176,594 35,677 40,155 Gross profit 244,964 266,215 71,145 70,189 Cost of sales $402,475 $442,809 $106,822 $110,344 Net sales (Unaudited) (Unaudited) 2007 2008 2007 2008 December 31, December 31, Year ended Three months ended

Q4 2008 Segment Performance *See reconciliation to GAAP at end of presentation (2.4) (2.8) Unallocated Corporate (4.1) 9.4 3.7 Q4 ’08 (1.5) 2.8 5.2 Q4 ’07 -15% -61% 3% $36 $36 $43 Q4 ’07 $31 $14 $44 Q4 ’08 -23% $36 $28 Metrology +21% $37 $45 Data Storage +12% $34 $37 LED & Solar Q4 ’07 Q4 ’08 $M Bookings Revenue EBITA* Veeco Total $89 $115 -23% $110 $107 +3% $6.2 $4.1

Segment Information

(In thousands)	Three months ended December 31, 2008	Three months ended December 31, 2007	Year ended December 31, 2008	Year ended December 31, 2007
LED & Solar Process Equipment				
Bookings	$ 43,649	$ 42,522	$ 160,162	$ 163,970
Revenues	$ 37,608	$ 33,675	$ 165,812	$ 115,863
Operating income	$ 783	$ 4,681	$ 19,616	$ 9,694
Amortization expense	1,587	489	4,627	4,263
Restructuring expense	725	34	732	34
Purchase accounting adjustment	565	-	1,492	-
EBITA	$ 3,660	$ 5,204	$ 26,467	$ 13,991
Data Storage Process Equipment				
Bookings	$ 13,968	$ 35,826	$ 138,653	$ 141,663
Revenues	$ 45,026	$ 37,329	$ 149,123	$ 136,169
Operating loss	$ (42,877)	$ (6,374)	$ (35,411)	$ (6,332)
Amortization expense	934	952	3,790	3,806
Restructuring expense	272	2,339	396	2,498
Asset impairment charge	51,102	1,068	51,102	1,068
Inventory write-off	-	4,821	-	4,821
EBITA	$ 9,431	$ 2,806	$ 19,877	$ 5,861
Metrology				
Bookings	$ 30,884	$ 36,547	$ 125,622	$ 145,939
Revenues	$ 27,710	$ 35,818	$ 127,874	$ 150,443
Operating loss	$ (30,044)	$ (2,479)	$ (31,348)	$ (997)
Amortization expense	585	351	1,880	1,486
Restructuring expense	511	554	1,138	1,952
Asset impairment charge	21,935	-	21,935	-
Inventory write-off	2,900	-	2,900	-
EBITA	$ (4,113)	$ (1,574)	$ (3,495)	$ 2,441
Unallocated Corporate				
Operating loss	$ (4,939)	$ (4,430)	$ (23,415)	$ (14,426)
Amortization expense	109	222	448	695
Restructuring expense	2,059	1,825	8,296	2,242
Asset impairment charge	-	-	285	-
EBITA	$ (2,771)	$ (2,383)	$ (14,386)	$ (11,489)
Total				
Bookings	$ 88,501	$ 114,895	$ 424,437	$ 451,572
Revenues	$ 110,344	$ 106,822	$ 442,809	$ 402,475
Operating loss	$ (77,077)	$ (8,602)	$ (70,558)	$ (12,061)
Amortization expense	3,215	2,014	10,745	10,250
Restructuring expense	3,567	4,752	10,562	6,726
Purchase accounting adjustment	565	-	1,492	-
Asset impairment charge	73,037	1,068	73,322	1,068
Inventory write-off	2,900	4,821	2,900	4,821
EBITA	$ 6,207	$ 4,053	$ 28,463	$ 10,804

** Refer to footnotes on "Reconciliation of operating loss to earnings excluding certain items"

Veeco

20 ©2009 Veeco Instruments Inc 020909 Investor Slides

Reconciliation

(In thousands, except per share data)

	Three months ended December 31, 2008	Three months ended December 31, 2007	Year ended December 31, 2008	Year ended December 31, 2007
Operating loss	($77,077)	($8,602)	($70,558)	($12,061)
Adjustments:				
Amortization expense	3,215	2,014	10,745	10,250
Restructuring expense	3,567 (1)	4,752 (2)	10,562 (1)	6,726 (2)
Purchase accounting adjustment	565 (3)	-	1,492 (3)	-
Asset impairment charge	73,037 (4)	1,068 (5)	73,322 (4)	1,068 (5)
Inventory write-off	2,900 (6)	4,821 (7)	2,900 (6)	4,821 (7)
Earnings before interest, income taxes and amortization excluding certain items ("EBITA")	6,207	4,053	28,463	10,804
Interest expense, net	899	757	3,812	3,013
Gain on extinguishment of debt	(4,969) (8)	-	(4,969) (8)	(738) (9)
Adjustment to exclude gain on extinguishment of debt	4,969	-	4,969	738
Earnings excluding certain items before income taxes and noncontrolling interest	5,308	3,296	24,651	7,791
Income tax provision at 35%	1,858	1,154	8,628	2,727
Noncontrolling interest, net of income tax provision at 35%	(20)	(95)	(150)	(408)
Earnings excluding certain items	$3,470	$2,237	$16,173	$5,472
Earnings excluding certain items per diluted share	$0.11	$0.07	$0.51	$0.17
Diluted weighted average shares outstanding	31,564	31,399	31,516	31,346

(1) During 2008, the Company recorded a restructuring charge of $10.6 million, of which $3.6 million was incurred during the fourth quarter, $4.1 million was incurred during the third quarter and $2.9 million was incurred during the first quarter. These restructuring charges consisted of personnel severance costs and lease-related commitments.

(2) During 2007, the Company recorded a restructuring charge of $6.7 million, of which $4.7 million was incurred during the fourth quarter, $0.5 million was incurred during the third quarter and $1.5 million was incurred during the second quarter. The fourth quarter restructuring charge consisted of $2.9 million of personnel severance costs, and $1.8 million of commitments associated with discontinued product lines. The third quarter and second quarter restructuring charges consisted of personnel severance costs.

(3) During 2008, the Company recorded $1.5 million in cost of sales related to the acquisition of Mill Lane Engineering, of which $0.6 million was recorded during the fourth quarter. This was the result of purchase accounting, which requires adjustments to capitalize inventory at fair value.

(4) During 2008, the Company recorded a $73.3 million asset impairment charge, of which $73.0 million was recorded during the fourth quarter and $0.3 million was recorded during the first quarter. The fourth quarter charge consisted of $52.3 million related to goodwill and $20.7 million related to other long-lived assets. The first quarter charge consisted of $0.3 million related to fixed asset write-offs associated with the consolidation and relocation of our Corporate headquarters.

(5) During the fourth quarter of 2007, the Company recorded a $1.1 million asset impairment charge related to fixed assets associated with discontinued product lines.

(6) During the fourth quarter of 2008, the Company recorded a $2.9 million inventory write-off in its Metrology segment associated with legacy semiconductor products. This was included in cost of sales in the GAAP income statement.

(7) During the fourth quarter of 2007, the Company recorded a $4.8 million inventory write-off associated with discontinued product lines. This was included in cost of sales in the GAAP income statement.

(8) During the fourth quarter of 2008, the Company repurchased $12.2 million aggregate principal amount of its 4.125% convertible subordinated notes. As a result of these repurchases, the Company recorded a net gain from the early extinguishment of debt in the amount of $5.0 million.

(9) During the first quarter of 2007, the Company repurchased $56.0 million aggregate principal amount of its 4.125% convertible subordinated notes. As a result of these repurchases, the Company recorded a net gain from the early extinguishment of debt in the amount of $0.7 million.

Note: The above reconciliation is intended to present Veeco's operating results, excluding certain items and providing income taxes at a 35% statutory rate. This reconciliation is not in accordance with, or an alternative method for, generally accepted accounting principles in the United States, and may be different from similar measures presented by other companies. Management of the Company evaluates performance of its business units based on earnings before interest, income taxes and amortization excluding certain items ("EBITA"), which is the primary indicator used to plan and forecast future periods. The presentation of this financial measure facilitates meaningful comparison with prior periods, as management of the Company believes EBITA reports baseline performance and thus provides useful information.

21 ©2009 Veeco Instruments Inc 020909 Investor Slides

Balance Sheet (In thousands) $ 529,334 $ 429,541 Total liabilities and shareholders’ equity 273,677 214,687 Shareholders’ equity 1,014 784 Noncontrolling interest 1,978 2,391 Other non-current liabilities 121,035 108,669 Long-term debt 3,712 4,540 Deferred income taxes 127,918 98,470 Total current liabilities 25,550 196 Current portion of long-term debt 2,278 354 Income taxes payable 3,250 1,346 Deferred profit 60,201 66,964 Accrued expenses $ 36,639 $ 29,610 Accounts payable Current liabilities: LIABILITIES AND SHAREHOLDERS’ EQUITY $ 529,334 $ 429,541 Total assets 59,860 39,011 Other assets, net 100,898 59,160 Goodwill 66,142 64,372 Property, plant and equipment, net 302,434 266,998 Total current assets 2,649 2,185 Deferred income taxes 8,901 6,425 Prepaid expenses and other current assets 98,594 94,930 Inventories, net 75,207 59,659 Accounts receivable, net $ 117,083 $ 103,799 Cash and cash equivalents Current assets: ASSETS (Unaudited) 2007 2008 December 31, December 31,

Q1 2009 Guidance (1) During the first quarter of 2009, the Company expects to record a restructuring charge between $5.0 and $6.0 million. (2) Adjustment to exclude non-cash interest on convertible subordinated notes. (3) NOTE - The above reconciliation is intended to present Veeco’s operating results, excluding certain items and providing income taxes at a 35% statutory rate. This reconciliation is not in accordance with, or an alternative method for, generally accepted accounting principles in the United States, and may be different from similar measures presented by other companies. Management of the Company evaluates performance of its business units based on earnings before interest, income taxes and amortization excluding certain items (“EBITA”), which is the primary indicator used to plan and forecast future periods. The presentation of this financial measure facilitates meaningful comparison with prior periods, as management of the Company believes EBITA reports baseline performance and thus provides useful information. (Unaudited) 31,600 31,600 Diluted weighted average shares outstanding ($0.17) ($0.25) Earnings excluding certain items per diluted share ($5,265) ($7,995) Earnings excluding certain items (2,835) (4,305) Income tax benefit at 35% (8,100) (12,300) Earnings excluding certain items before income taxes (2) (700) (2) (700) Adjustment for non-cash portion of interest expense 1,500 1,500 Interest expense, net (7,300) (11,500) excluding certain items (“EBITA”) Earnings before interest, income taxes and amortization 1,700 1,700 Equity-based compensation expense (1) 5,000 (1) 6,000 Restructuring expense 1,800 1,800 Amortization expense Adjustments: ($15,800) ($21,000) Operating loss HIGH LOW months ended March 31, 2009 Guidance for the three